Exhibit 10.8

ooprogyny ' () Smarter Fertility Benefits As of July 1, 2019 Peter Anevski 245 Fifth Avenue, 4th Floor New York, NY 10016 Re: Amended and Restated Employment Agreement with Progyny, Inc. Dear Peter: This letter agreement (this "Agreement") confirms the terms and conditions of your ongoing employment with Progyny, Inc. ("Progyny" or the "Company"), and replaces your previous employment letter dated December 14, 2016, as previously amended on August 18, 2018 (the "Prior Agreement"). This Agreement will be effective as of July 1, 2019 (the "Effective Date). 1. Your Position; Salary; Bonus Eligibility. You will continue to be employed on a full-time basis as President, Chief Financial Officer and Chief Operating Officer, and based out of our facility located in New York, New York. Effective July 1, 2019, your base salary shall increase to $35,416.66 per month ($425,000.00 per year), subject to payroll deductions ·and applicable withholdings, paid on the Company's regular payroll pay dates. The Company may modify your compensation, position, duties and work location from time to time in its discretion, subject to your rights, if applicable, to severance as set forth herein. In the event of the termination of your employment for any reason (whether at your request or the Company's request), or your removal from your positions, you agree to promptly resign from all positions you hold with the Company or any of its subsidiaries (including any Board positions), effective no later than such termination or removal date. Normal business hours are from 9:00 am to 6:00 pm, Monday through Friday. As an exempt, salaried employee, you will continue to be expected to work additional hours as required by the nature of your work assignments. Throughout your employment with the Company, you shall continue to devote your best efforts and substantially all of your business time and attention to the business and affairs of the Company, and you agree that you shall not have any other employment or consulting arrangements as long as you work for the Company, other than as the Company may expressly agree in writing. Notwithstanding your full-time business obligation to the Company, you will continue to be permitted to participate on the boards of directors of up to two non-competitive for-profit entities, and you may engage in civic and not-· for-profit activities, so long as in any such case, such activities do not interfere with the performance of your duties hereunder or present a conflict of interest with the Company and that you have informed the Company of the general nature of such activities and, as to any other boards of directors, you provide advance written notice to the Company. Commencing with the fiscal year ending on December 31, 2019 and thereafter, you will be eligible to receive an annual discretionary performance and retention bonus of up to a maximum of 75% of your annual salary, subject to payroll deductions and applicable withholdings, and, if the Board adopts a bonus plan applicable to Company executives, subject to the terms and conditions of such plan. Whether you receive a bonus for any given year, and the amount of any such bonus, will be determined by the Board in its good faith discretion based upon the Company's and your achievement of objectives and milestones to be determined on an annual basis by the . Board. Except as otherwise specified in Section 5 of this 372509v3

EXECUTION COPY Agreement, (i) you must remain an active employee through the date of payment of any such bonus in order to earn and receive that bonus and (ii) you will not be eligible for, and will not earn, any bonus (including a prorated bonus) if your employment terminates for any reason before the applicable bonus payment date. 2. Stock Options. You have previously been granted options to purchase shares of the Company's Common Stock, which are described in Annex A (such options together with any other options that may be granted to you in the future, shall collectively be referred to in this Agreement as "Options") and shall continue in full force and effect in accordance with their respective terms (including, without limitation, the terms in Sections 5(b) and 5(c) below). 3. Benefits. You will continue to be eligible to participate in the Company's employee benefit plans of general application as they may exist from time to time, subject to any eligibility requirements imposed by such plans. As a Company employee, you will continue to accrue PTO pursuant to the Company's policies and procedures. The Company reserves the right to change or otherwise modify, in its sole discretion, the benefits offered to employees to conform to the Company's general policies as they may be changed from time to time. 4. Confidentiality. As an employee of the Company, you will continue to have access to certain confidential information of the Company and you may, during the course of your employment, develop certain information or inventions that will be the property of the Company. To protect the interests ofthe Company, you will need to sign the "Proprietary Information, Inventions and Non-Solicitation/Non Competition Agreement" in the form attached hereto as Exhibit A as a condition to the effectiveness of this Agreement. We wish to impress upon you that we do not want you to, and we hereby direct you not to, use or disclose any confidential or proprietary material of any former employer in your work for the Company, bring onto Company premises any unpublished documents or property belonging to any former employer or other person to whom you have an obligation of confidentiality, or violate any other obligations you may have to any former employer or other third party. You agree that you have not, and during the period that you render services to the Company, will not (i) engage in any employment, business or activity that is in any way competitive with the business or proposed business of the Company, or (ii) assist any other person or organization in competing with the Company or in preparing to engage in competition with the business or proposed business of the Company. You represent that your signing of this Agreement and the Proprietary Information, Inventions and Non-Solicitation/ Non-Competition Agreement and your employment with the Company will not violate any agreement currently in place between you and any current or past employers, or between you and any other parties. S. AtW · ill Em plovment; Termination of Em plovment; Severance. a. AtW· ill Employment. Your employment with the Company will be "at will." You may terminate your employment with Company at any time and for any reason whatsoever (or no reason) simply by notifying the Company. Likewise, the Company may terminate your employment at any . time, with or without Cause (as defined below) or advance notice. Your employment with the Company may also be terminated due to your death or disability. Neither the vesting of any option described in this Agreement (nor any other provision of this Agreement or any other agreement between you and the Company), nor your participation in any stock option, incentive bonus, or other benefit program in the future, is to be regarded as assuring you of continuing employment for any particular period of time. Your employment at will status can only be modified in a written agreement signed by you and by a duly authorized officer of the Company (other than you). b. Termination Without Cause or Resignation for Good Reason Not in Connection with an Acquisition. In the event your employment with the Company (or its subsidiaries) is terminated by the Company (or its subsidiaries) without Cause or you resign for Good Reason (as defined below), in each case other than during the Change of Control Severance Period (as defmed below), then 2

EXECUTION COPY provided such termination constitutes a "separation from service" (as defined under Treasury Regulation Section 1.409A-1(h), without regard to any alternative definition thereunder, a "Separation from Service"), and provided that you remain in compliance with the terms of this Agreement, the Company shall provide you with the following severance benefits: (i) Severance Pay.The Company shall pay you, as severance, the equivalent of twelve (12) months of your base salary in effect as of your employment termination date, subject to standard payroll deductions and withholdings. Subject to Section 7(a), this severance amount will be paid in installments in the form of continuation of your base salary payments, paid on the Company's ordinary payro11 dates, commencing on the Company's first regular payroll date that is more than 60 days following such termination of your employment (the "Starting Date"), and shall be for any accrued base salary for the 60-day period plus the period from the 60th day until the regular payroll pay date, if applicable, and all salary continuation payments thereafter, if any, shall be made on the Company's regular payroll dates. (ii) Bonus. The Company shall pay you your current year target bonus in effect at the time of termination, prorated (based on completed months of service) to the date of termination. Such amount will be paid on the Starting Date. For any bonus amounts relating to the prior year, you will be eligible to receive such bonus to the extent earned as determined by the Board or Company in its sole discretion, payable on the Starting Date, or if not yet determined, then within 60 days following such board of Company determination. (iii) Health Insurance. Provided that you timely elect continued coverage under COBRA, the Company shall pay your COBRA premiums to continue your coverage (including coverage for eligible dependents, if applicable) ("COBRA Premiums") through the period (the "COBRA Premium Period'') starting on the date of your Separation from Service and ending on the earliest to occur of: (i) the duration of the salary continuation period set forth in Section 5(b)(i) above; (ii) the date you become eligible for group health insurance coverage through a new employer; and (iii) the date you cease to be eligible for COBRA continuation coverage for any reason, including plan termination, subject to Section 7(a). In the event you become covered under another employer's group health plan or otherwise cease to be eligible for COBRA during the COBRA Premium Period, you must immediately notify the Company of such event. Notwithstanding the foregoing, if the Company determines, in its sole discretion, that it cannot pay the COBRA Premiums without a substantial risk of violating applicable law (including, without limitation, Section 2716 of the Public Health Service Act), the Company instead shall pay to you, on the first day of each calendar month, a fully taxable cash payment equal to the applicable COBRA premiums for that month (including premiums for you and your eligible dependents who have elected and remain enrolled in such COBRA coverage), subject to applicable tax withholdings (such amount, the "Special Cash Payment"), for the remainder of the COBRA Premium Period. You may, but are not obligated to, use such Special Cash Payments toward the cost of COBRA premiums. In the event the Company opts for the Special Cash Payments, then on the thirtieth (30th) day following your Separation from Service, the Company will make the first payment to you under this paragraph, in a lump sum, equal to the aggregate Special Cash Payments that the Company would have paid to you through such date had the Special Cash Payments commenced on the first day of the first month following the Separation from Service through such thirtieth (30m) day, with the balance of the Special Cash Payments paid thereafter on the schedule described above, subject to Section ?(a). (iv) Vesting Acceleration; Extension of time to Exercise.The vesting of any then-unvested shares subject to the Options shall be accelerated in an amount equal to twelve (12) months of vesting, up to the full vesting of the grant, such that the accelerated vesting shares subject to the Options shall be deemed immediately vested and exercisable as of your last day of employment. Additionally, the Options shall be exercisable for twelve (12) months following your last day of employment. In addition, if any other form of equity compensation is awarded to you during your employment ("Other Equity"), the vesting of any of the then-unvested equity that would have vested over the following twelve months shall 3

EXECUTION COPY be accelerated and deemed vested on the date of termination and paid or delivered in accordance with the award agreement, subject to Section 7(a). c. Termination Without Cause or Resignation for Good Reason in Connection with an Acquisition. In the event your employment with the Company (or its subsidiaries) is terminated by the Company (or its subsidiaries) without Cause, or you resign for Good Reason, in either case (x) during the period (the "Change of Control Severance Period'') commencing with the date that is one (1) month prior to the execution of a definitive agreement governing an Acquisition (as defined below) and ending on the two (2) year anniversary of the closing of the same Acquisition, or (y) within two (2) years after the closing of any other Acquisition, then provided such termination constitutes a Separation from Service, and provided that you remain in compliance with the terms of this Agreement, the Company shall provide you with the following severance benefits: (i) Severance Pay. The Company shall pay you, as severance, the Severance Payments, under the terms and conditions set forth in Section 5(b)(i) above. Bonus. The Company shall pay you (A) your bonus for the year prior to (ii) the year of termination, to the extent not previously paid, calculated under the terms and conditions set forth in Section 5(b)(ii) above and (B) a pro rata portion of the bonus for the year in which the termination occurs calculated under the terms and conditions set forth in Section 5(b)(ii) above based on the number of days worked in such year. Such payments to be made within sixty days of the date of termination, subject to Section 7(a). Health Insurance. The Company shall pay your COBRA Premiums or (iii) Special Cash Payment, as applicable, through the COBRA Premium Period, under the terms and conditions set forth in Section 5(b)(iii)hove. (iv) Vesting Acceleration; Extension of time to Exercise.The vesting of any then-unvested shares subject to the Options shall be accelerated such that 100% of the shares subject to the Options shall be deemed immediately vested and exercisable as of your last day of employment. Additionally, the Options shall be exercisable for twelve (12) months following your last day of employment. In addition, any Other Equity shall be deemed 100% vested and paid or delivered in accordance with the applicable award agreement, subject to Section 7(a). d. Resignation without Good Reason; Termination for Cause; Death or Disability.If at any time the Company terminates your employment for Cause, you resign your employment without Good Reason, or your employment terminates upon your death or disability, then (i) you will no longer vest in the Options or Other Equity, (ii) all payments of compensation by the Company to you hereunder will terminate immediately (except as to amounts already earned), and (iii) you will not be entitled to any severance benefits (except as otherwise below related to Disability (as defined in the applicable option plan)). In addition, you shall resign from all positions and terminate any relationships as an employee, advisor, officer or director with the Company and any of its affiliates (including without limitation any subsidiaries), each effective on the date of termination. Notwithstanding the foregoing, if your employment terminates as a result of your Disability (as defined in the applicable option plan pursuant to which your Option is granted), the Option shall be exercisable for twelve (12) months following your last day of employment. 6. Conditions to Receipt of Severance Benefits. The receipt of any severance benefits as described in Section 5 above will be subject to and conditioned upon your signing and not revoking a separation agreement and release of claims in a form reasonably satisfactory to the Company (the "Separation Agreement') within the time period specified therein, but in any event no later than sixty (60) days following your Separation from Service date. No severance benefits of any kind will be paid or 4

EXECUTION COPY provided until the Separation Agreement becomes effective. Pursuant to or in connection with any termination of service to the Company, you shall also resign from all positions and terminate any relationships as an employee, advisor, officer or director with the Company and any of its affiliates (including without limitation any subsidiaries), each effective on the date of termination. For avoidance of doubt, under no circumstances will you receive severance benefits under both Sections 5(b) and 5(c) herein. 7. Tax Matters. a. It is intended that all of the severance benefits and other payments payable under this Agreement satisfy, to the greatest extent possible, the exemptions from the application of Code Section 409A provided under Treasury Regulations 1.409A-l(b)(4), 1.409A-l(b)(5) and 1.409A-l(b)(9), and this Agreement will be construed to the greatest extent possible as consistent with those provisions, and to the extent no so exempt, this Agreement (and any definitions hereunder) will be construed in a manner that complies with Section 409A. For purposes of Code Section 409A (including, without limitation, for purposes of Treasury . Regulation Section 1.409A-2(b)(2)(iii)), your right to receive any installment payments under this Agreement (whether severance payments, reimbursements or otherwise) shall be treated as a right to receive a series of separate payments and, accordingly, each installment payment hereunder shall at all times be considered a separate and distinct payment. Notwithstanding any provision to the contrary in this Agreement, if you are deemed by the Company at the time of your Separation from Service to be a "specified employee" for purposes of Code Section 409A(a)(2)(B)(i), and if any of the payments upon Separation from Service set forth herein and/or under any other agreement with the Company are deemed to be "deferred compensation", then to the extent delayed commencement of any portion of such payments is required in order to avoid a prohibited distribution under Code Section 409A(a)(2)(B)(i) and the related adverse taxation under Section 409A, such payments shall not be provided to you prior to the earliest of (i) the expiration of the six-month period measured from the date of your Separation from Service with the Company, (ii) the date of your death or (iii) such earlier date as permitted under Section 409A without the imposition of adverse taxation. Upon the first business day following the expiration of such applicable Code Section 409A(a)(2)(B)(i) period, all payments deferred pursuant to this Paragraph shall be paid in a lump sum to you, and any remaining payments due shall be paid as otherwise provided herein or in the applicable agreement. No interest shall be due on any amounts so deferred. b. To the extent the Parachute Payment Vote (as defined below) is permitted by the Regulations (as defined below), and you agree to waive (as would be required under the Regulations) the right to all or any portion of the payment or benefit you would receive pursuant to an Acquisition as a result of the provisions of this Agreement that would (i) constitute a "parachute payment" within the meaning of Section 280G of the Code, and (ii) be subject to the excise tax imposed by Section 4999 of the Code (the "At-Risk Payments"), the Company shall use commercially reasonable efforts to timely solicit stockholder approval of the At-Risk Payments (the "Parachute Payment Vote") in accordance with the requirements of Treasury Regulations § 1.2800-1, Q&A-7 or any successor thereto (the "Regulations"). Excise Taxes. Notwithstanding any other provision of this Agreement to the c. contrary, if any payment or benefit you would receive from the Company under this Agreement or otherwise (including, without limitation, any payment, benefit, entitlement or distribution paid or provided by the person or entity effecting the change in control) in connection with an Acquisition (the "Total Payments") (a) constitute "parachute payments" within the meaning of Section 2800 of the Code, and (b) but for this Section 7(c), would be subject to the excise tax imposed by Section 4999 of the Code, then you will be entitled to receive either (i) the full amount of the Total Payments (taking into account the full value of the equity awards), or (ii) a portion of the Total Payments having a value equal to $1less than three (3) times your "base amount" (as such term is defined in Section 280G(b)(3)(A) of the Code), whichever of clauses (i) and (ii), after taking into account applicable federal, state, and local income and employment taxes and the excise tax imposed by Section 4999 of the Code, results in your receipt, on an after-tax basis, of the greatest portion of the Total Payments. Any determination required under this Section 7(c) shall be 5

EXECUTION COPY made in writing by the independent public accountants of the Company (the "Accountants"), whose determination shall be conclusive and binding for all purposes upon you and the Company. For purposes of making the calculations required by this Section 7(c), the Accountants may make reasonable assumptions and approximations concerning applicable taxes and may rely on reasonable, good-faith interpretations concerning the application of Sections 280G and 4999 of the Code. If there is a reduction pursuant to this Section 7(c) of the Total Payments to be delivered to you, such reduction shall occur in the following order: (i) any cash severance payable by reference to your base salary or annual bonus, (ii) any other cash amount payable to you, (iii) any benefit valued as a "parachute payment," and (iv) acceleration of vesting of any equity award. This Section 7(c) shall not apply, however, to any payment or benefit if the application of Section 280G(b)(5) of the Code to such payment or benefit results in such payment or benefit not constituting a parachute payment under Section 280G(b)(2). For the avoidance of doubt, in the event additional Total Payments are made to you after the application of the cutback in this Section 7(c), which additional Total Payments result in the cutback no longer being applicable, the Company shall pay you an additional amount equal to the value of the Total Payments which were originally cutback. The Company shall determine at the end of each calendar year whether any such restoration is necessary based on additional Total Payments (if any) made during such calendar year, and shall pay such restoration not later than March 15 of the following calendar year. 8. Definitions. For purposes of this Agreement: "Acquisition" means either of the following transactions: (i) a Deemed a. Liquidation Event (as defined in the Company's Restated Certificate of Incorporation currently in effect); or (ii) a sale by the Company's stockholders of outstanding shares of the Company's capital stock in one transaction, or a series of related transactions, representing a majority of voting power of the Company's all then outstanding shares of capital stock; provided, however, that if the holders of the Company's Preferred Stock waive treatment of any such transaction as a "Liquidation Event" as permitted by the Company's Restated Certificate of Incorporation currently in effect, such transaction shall nonetheless be an Acquisition hereunder. Notwithstanding the foregoing, upon the consummation of an initial public offering of the Company's securities, the definition of "Acquisition" shall have the same meaning as a "Change in Control" as defmed in the Progyny, Inc. 2019 Equity Incentive Plan. "Cause" for your employment termination will be deemed to exist at any time b. after the occurrence of one of more of the following: (i) your commission of, conviction for, or guilty plea to, a felony or crime involving moral turpitude; (ii) a willful refusal by you to comply with the lawful, material and reasonable instructions of the Company (or its subsidiaries), or to otherwise materially perform your duties as lawfully and reasonably determined by the Company (or its subsidiaries), in each case that is not cured by you (if such refusal is of a type that is capable of being cured) within 15 days of written notice being given to you of such refusal; (iii) any willful act or acts of dishonesty undertaken by you and intended to result in your (or any other person's) material gain or personal enrichment at the expense of the Company, its subsidiaries or any of its or their customers, partners, affiliates, or employees; (iv) any willful act of gross misconduct by you which is injurious to the Company or its subsidiaries; or (v) any material breach by you of your obligations under any agreement between you and the Company or its subsidiaries, including without limitation this Agreement or your Proprietary Information, Inventions and Non Solicitation/Non-Competition Agreement, that is not cured by you (if such breach is of a type that is capable of being cured) within 15 days of written notice being given to you of such breach. "Good Reason" means the occurrence of any of the following without your prior c. written consent: (i) a material reduction in your then-current annual base salary; except for a reduction (not to exceed 10%) that is part of a proportional reduction of the base salaries of all Company executives; (ii) relocation of your principal place of employment to a place that increases your one-way commute by more than thirty (30) miles as compared to your then-current principal place of employment immediately prior to such relocation; or (iii) a material and adverse change in your duties and responsibilities (it being agreed 6

EXECUTION COPY that (A) a change in duties and responsibilities following an Acquisition that is inherent in the Company becoming a part of a larger business organization or (B) your no longer serving as Chief Financial Officer or performing the duties or responsibilities associated with such position, whether or not in connection with an Acquisition, shall not constitute a material adverse change); provided, however, that a resignation by you shall not be considered to be for a "Good Reason" under this agreement unless (i) you provide written notice to the Company of the occurrence of the event which you contend constitutes Good Reason within thirty (30) days after the date such event occurs, which notice states your intention to resign for a "Good Reason" under this Agreement as a result thereof, (ii) the Company does not effect a cure with respect to such event within thirty (30) days after receipt of such written notice, and (iii) you thereafter resign and cease to perform services as an employee of the Company within ten (10) days after the expiration of the Company's cure period. Good Reason shall also include you resigning from all Company positions for any reason during the Change of Control Severance Period but no earlier than nine months after an Acquisition. You agree to provide 60 days prior written notice to the Company of your decision to resign pursuant to this provision. Arbitration. As a condition of your ongoing employment with Company, you and the 9. Company agree to submit to mandatory final, binding and confidential arbitration any and all disputes, claims or controversies arising out of, related to or connected with your employment with the Company, including, but not limited to, claims of discrimination, harassment, unpaid wages, breach of contract (express or implied), wrongful termination, torts, claims for stock or stock options, as well as claims based upon any federal, state or local ordinance, statute, regulation or constitutional provision, including, but not limited to, the Age Discrimination in Employment Act, 29 U.S.C. § 621, et seq., the Employee Retirement Income Security Act (ERISA), 29 U.S.C. § 1001, et seq., Title VII of the Civil Rights Act of 1964, 42 U.S.C. § 2000e, et seq., and 42 U.S.C. § 1981, and any and all state or local laws prohibiting discrimination or regulating any terms or conditions of employment "Arbitrable Claims"). Arbitration shall be the exclusive method by which to resolve all Arbitrable Claims and shall be final and binding upon the parties. BY AGREEING TO TillS ARBITRATION PROCEDURE, YOU AND TilE COMPANY HEREBY WANE ANY RIGHTS EITIIER MAY HAVE TO TRIAL BY JURY IN REGARD TO ARBITRABLE CLAIMS. The arbitration shall be conducted pursuant to the Federal Arbitration Act, 9 U.S.C. § 1-16, and to the fullest extent permitted by law, in New York, New York by a single arbitrator conducted by JAMS, Inc. ("JAMS") under the then-applicable JAMS rules (which can be found at http://www.jamsadr.com/rulesclauses). In addition, all claims, disputes, or causes of action under this section, whether by you or the Company, must be brought in an individual capacity, and shall not be brought as a plaintiff (or claimant) or class member in any purported class or representative proceeding, nor joined or consolidated with the claims of any other person or entity. The Arbitrator may not consolidate the claims of more than one person or entity, and may not preside over any form of representative or class proceeding. To the extent that the preceding sentences regarding class claims or proceedings are found to violate applicable law or are otherwise found unenforceable, any claim(s) alleged or brought on behalf of a class shall proceed in a court of law rather than by arbitration. In any arbitration proceeding, you will have the right to be represented by legal counsel at your own expense (subject to applicable law requiring that the Company pay the fees and/or costs of your legal counsel). The arbitrator shall: (a) have the authority to compel adequate discovery for the resolution of the dispute and to award such relief as would otherwise be available under applicable law in a court proceeding; and (b) issue a written statement signed by the arbitrator regarding the disposition of each claim and the relief, if any, awarded as to each claim, the reasons for the award, and the arbitrator's essential fmdings and conclusions on which the award is based. The arbitrator, and not a court, shall also be authorized to determine whether the provisions of this paragraph apply to a dispute, controversy, or claim sought to be resolved in accordance with these arbitration proceedings. The Company shall pay all costs and fees in excess of the amount of court fees that you would be required to incur if the dispute were filed or decided in a court of law. Nothing in this Agreement is intended to prevent either you or the Company from obtaining injunctive relief in court to prevent irreparable harm pending the conclusion of any such arbitration. 7

EXECUTION COPY 10. Entire Agreement. This Agreement, together with the Proprietary Information, Inventions and Non-Solicitation/Non-Competition Agreement and the equity documentation referred to herein, will form the complete and exclusive statement of your employment agreement with the Company. It supersedes any other agreements or promises with respect to your employment made to you by anyone, whether oral or written, and other than those changes expressly reserved to the Company's discretion in this letter, this letter can only be modified in a written agreement signed by you and a duly authorized officer of the Company. 8

EXECUTION COPY 11. Acceptance. To indicate your acceptance of this Agreement, please sign and date this Agreement and the Proprietary Information, Inventions and Non-Solicitation/Non-Competition Agreement and return the signed copies to me. Very truly yours, PROGYNY, INC. I have read and underst forth above. this Agreement and hereby acknowledge, accept and agree to the terms as set q /'5 / 1 DATE 9 progyny Smarter Fertility Benefits oOo. () EXIDBITA NON-DISCLOSURE AND NON-COMPETE AGREEMENT In consideration of my employment or continued employment by Progyny, Inc., its subsidiaries, parents, affiliates, predecessors, successors and assigns (together, the "Company") and the compensation now and hereafter paid to me, I hereby enter into this Non-Disclosure and Non-Compete Agreement (the "Agreement") and agree as follows: improvements, discoveries, developments, designs and techniques and any other proprietary technology, patents, copyrights, trademarks, and other intellectual 1. NONDISCLOSURE. 1.1 Recognition of Company's Rights; Nondisclosure. I understand and acknowledge that my employment by the Company creates a relationship of confidence and trust with respect to the Company's Proprietary Information (defined below) and that the Company has a protectable interest therein. At all times during my employment and thereafter, I will hold in strictest confidence and will not disclose, use, lecture upon or publish any of the Company's Proprietary Information, except as such disclosure, use or publication may be required in connection with my work for the Company, or unless an officer of the Company expressly authorizes such in writing. I will obtain the Company's written approval before publishing or submitting for publication any material (written, verbal, or otherwise) that relates to my work at the Company and/or incorporates any Proprietary Information. I hereby assign to the Company any rights I may have or acquire in such Proprietary Information and recognize that all Proprietary Information shall be the sole property of the Company and its assigns. I will take all reasonable precautions to prevent the inadvertent or accidental disclosure of Proprietary Information. property; (b) information regarding research, development, new products, marketing and selling, business plans, budgets and unpublished financial statements, licenses, prices and costs, margins, discounts, credit terms, pricing and billing policies, quoting procedures, methods of obtaining business, forecasts, future plans and potential strategies, financial projections and business strategies, operational plans, financing and capital-raising plans, activities and agreements, internal services and operational manuals, methods of conducting Company business, suppliers and supplier information, and purchasing; (c) information regarding customers and potential customers of the Company, including customer lists, names, representatives, their needs or desires with respect to the types of products or services offered by the Company, proposals, bids, contracts and their contents and parties, the type and quantity of products and services provided or sought to be provided to customers and potential customers of the Company and other non-public information relating to customers and potential customers; (d) information regarding any of the Company's business partners and their services, including names; representatives, proposals, bids, contracts and their contents and parties, the type and quantity of products and services received by the Company, and other non-public information relating 12 Proprietary Information. The term "Proprietary Information" shall mean any and all confidential and/or proprietary knowledge, data or information of the Company, its afflliates, parents and subsidiaries, whether having existed, now existing, or to be developed during my employment. By way of to business partners; personnel, employee employee skills; and (e) information regarding lists, compensation, and (f) any other non-public illustration but not limitation, "Proprietary information which a competitor of the Company could use to the competitive disadvantage of the Company. Notwithstanding the foregoing, it is understood that, at Information" includes (a) trade secrets, inventions, ideas, processes, formulas, source and object codes, data, programs, other works of authorship, know-how,

oOo. progyny all such times, I am free to use information which is generally known in the trade or industry through no breach of this agreement or other act or omission by me; I am free to disclose information to the U.S. Securities and Exchange Commission (the "SEC") pursuant to its governmental authority; I am free to disclose information as otherwise required · by applicable law, rule or regulation; and I am free to discuss the terms and conditions of my employment with others to the extent permitted by law. consented to in writing by that former employer or person. 2. DUTY OF LOYALTY DURING EMPLOYMENT. I agree that during the period of my employment by the Company I will not, without the Company's express written consent, directly or indirectly engage in any employment or business activity which is directly or indirectly competitive with, or would otherwise conflict with, my employment by the Company. 1.3 Third Party lnfonnation. I 3. NO SOLICITATION OF EMPLOYEES, understand, in addition, that the Company has received and in the future will receive from third parties their confidential and/or proprietary knowledge, data, or information ("Third Party Infonnation"). During my employment and thereafter, I will hold Third Party Information in the strictest confidence and will not disclose to anyone (other than Company personnel who need to know such information in connection with their work for the Company) or use, except in connection with my work for the Company, Third Party Information unless expressly authorized by an officer of the Company in writing. CONSULTANTS, CONTRACI'ORS, OR CUSTOMERS OR POTENTIAL CUSTOMERS. I agree that during the period of my employment and for the one (1) year period after the date my employment ends for any reason, including but not limited to voluntary termination by me or involuntary termination by the Company, I will not, as an officer, director, employee, consultant, owner, partner, or in any other capacity, either directly or through others, except on behalf of the Company: 3.1 solicit, .induce, encourage, or participate in soliciting, inducing, or encouraging any employee of the Company to terminate his or her relationship with the Company; 1.4 Tenn of Nondisclosure Restrictions. I understand that Proprietary Information and Third Party Information is not to be used or disclosed by me, except as provided in this Section 1. If, however, a court or authorized governmental agency decides that this Section 1 or any of its provisions is unenforceable for lack of reasonable temporal limitation and the Agreement or its restriction(s) cannot otherwise be enforced, I agree and the Company agrees that the two (2) year period after the date my employment ends shall be the temporal limitation relevant to the contested restriction, provided, however, that this sentence shall not apply to trade secrets protected without temporal limitation under applicable law. 3.2 hire, employ, or engage in business with or attempt to hire, employ, or engage in business with any person employed by the Company or who has left the employment of the Company within the preceding three (3) months or discuss any potential employment or business association with such person, even if I did not initiate the discussion or seek out the contact; or 3.3 solicit, induce or attempt to induce any Customer or Potential Customer, or any consultant or independent contractor with whom I had direct or indirect contact or whose identity I learned as a result of my employment with the Company, to terminate, diminish, or materially alter in a manner harmful to the Company its relationship with the Company. 1.5 No Improper Use of lnfonnation of Prior Employers and Others. During my employment by the Company I will not improperly use or disclose any confidential information or trade secrets, if any, of any former employer or any other person to whom I have an obligation of confidentiality, and I will not bring onto the premises of the Company any unpublished documents or any property belonging to any former employer or any other person to whom I have an obligation of confidentiality unless The parties agree that for purposes of this Agreement, a "Customer or Potential Customer" is any person or entity who or which, at any time during the one (1) year prior to the date my employment with the Company ends, (i) contracted for, was billed for, or received from the Company any product, service or

5. REASONABLENESS OF REsTRICTIONS. process with which I worked directly or indirectly during my employment by the Company or about which I acquired Proprietary Information; or (ii) was in contact with me or in contact with any other employee, owner, or agent ofthe Company, of which contact I was or should have been aware, concerning any product, service or process with which I worked directly or indirectly during my employment with the Company or about which I acquired Proprietary Information; or (iii) was solicited by the Company in an effort in which I was involved or of which I was or should have been aware. 5.1 I agree that I have read this entire Agreement and understand it. I agree that this Agreement does not prevent me from earning a living or pursuing my career. I agree that the restrictions contained in this Agreement are reasonable, proper, and necessitated by the Company's legitimate business interests. I represent and agree that I am entering into this Agreement freely and with knowledge of its contents with the intent to be bound by the Agreement and the restrictions contained in it. 4. NON-COMPETE PROVISION.I agree that 5.2 In the event that a court or authorized governmental agency finds this Agreement, or any of its restrictions, to be ambiguous, unenforceable, or invalid, I and the Company agree that the court or such agency shall . read the Agreement as a whole and interpret the restriction(s) at issue to be enforceable and valid to the maximum extent allowed by law. during the period of my employment and for the one (1) year period after the date my employment ends for any reason, including but not limited to voluntary termination by me or involuntary termination by the Company, I will not within the United States or any other geographic region in which the Company conducts its business, and in any capacity, whether individually or as an employee, consultant, director, officer, agent, advisor or otherwise for or on behalf of any. entity (a "Competing Organization") engage in any business activities that are competitive with the products or services offered or being provided by the Company or being actively developed by the Company during my employment. Notwithstanding the foregoing, this restriction under Section 4 shall not apply if my duties at such Competing Organization do not relate to the development, marketing or sale (or related strategies) of any product or service offered or provided by the Company or being actively developed by the Company; provided that I have delivered to the Company a written statement, confirmed by my prospective employer or consulting client, as the case may be, describing my duties and stating that such duties are consistent with my obligations under this Agreement. If any court or governmental agency of competent jurisdiction shall at any time deem the duration or the geographic scope of any of the provisions of this Section 4 unenforceable, the other provisions of this Section 4 shall nevertheless stand, and the duration and/or geographic scope set forth herein shall be deemed to be the longest period and/or greatest size permissible by. law under the circumstances, and the parties hereto agree that such court shall reduce the time period and/or geographic scope to permissible duration or size. 6. NO CONFLICTING AGREEMENT OR OBLIGATION. I represent that my performance of all the terms of this Agreement and as an employee of the Company does not and will not breach any agreement to keep in confidence information acquired by me in confidence or in trust prior to my employment by the Company. I have not entered into, and I agree I will not enter into, any agreement either written or oral in conflict herewith. 7. RETURNOFCOMPANYPROPERTY. Whenlleave the employ of the Company, I will deliver to the Company any and all drawings, notes, memoranda, and documents, together with all copies thereof, and any other material containing or disclosing any Third Party Information or Proprietary Information of the Company. I further agree that any property situated on the Company's premises and owned by the Company, including disks and other storage media, filing cabinets or other work areas, is subject to inspection by Company personnel at any time with or without notice. Prior to leaving, I will cooperate with the Company in completing and signing the Company's termination statement if requested to do so by the Company.

o(O). progyny Stnarttt ttrt ··tv Btnet:a 8. LEGAL AND EQUITABLE REMEDIES. 10.2 I agree to inform the· Company of all employment and business ventures which I enter into while the restrictions described in Section 5 and 6 of this Agreement are in effect and I also authorize the Company to provide copies of this Agreement to my employer, partner, co-owner and/or others involved in managing the business with which I am employed or associated and to make such persons aware of my obligations under this Agreement. 8.1 I agree that it may be impossible to assess the damages caused by my violation of this Agreement or any of its terms. I agree that any threatened or actual violation of this Agreement or any of its terms will constitute immediate and irreparable injury to the Company and the Company shall have the right to enforce this Agreement and any of its provisions by injunction, specific performance or other equitable relief, without bond and without prejudice to any other rights and remedies that the Company may have for a breach or threatened breach of this Agreement. 11. GENERAL PROVISIONS. 11.1 Governing Law; Consent to Personal Jurisdiction. This Agreement will be governed by and construed according to the laws of the State of New York as such laws are applied to agreements entered into and to be performed entirely within New York between New York residents. I hereby expressly consent to the personal jurisdiction and venue of the state and federal courts located in the State of New York for any lawsuit filed there against me by Company arising from or related to this Agreement. 8.2 I agree that if the Company is successful in whole or in part in any legal or equitable action against me under this Agreement, the Company shall be entitled to payment of all costs, including reasonable attorney's fees, from me. 8.3 In the event the Company enforces this Agreement through a court order, I agree that the restrictions of Section 5 and 6 shall remain in effect for a period of twelve (12) months from the effective date of the Order enforcing the Agreement. 11.2 Acknowledgement of Securities Laws. I am aware of and acknowledge the restrictions imposed by the securities laws of the United States on the purchase or sale of securities by any person who has received material, nonpublic information from the issuer of such securities and on the communication of such information to any other person when it is reasonably foreseeable that such other person is likely to purchase or sell such securities in reliance upon such information. 9. NOTICES. Any notices required or permitted hereunder shall be given to the appropriate party at the address specified below or at such other address as the party shall specify in writing. Such notice shall be deemed given upon personal delivery to the appropriate address or if sent by certified or registered mail, three (3) days after the date of mailing. 10. PuBLICATIONOF Tms AGREEMENT TO SUBSEQUENT EMPLOYERS OR BUSINESS AsSOCIATES OF EMPLOYEE. 10.1 If I am offered employment or the opportunity to enter into any business venture as owner, partner, consultant or other capacity while the restrictions described in Section 5 and 6 of this Agreement are in effect I agree to inform my potential employer, partner, co-owner and/or others involved in managing the business with which I have an opportunity to be associated of my obligations under this Agreement and also agree to provide such person or persons with a copy of this Agreement.

11.3 Severability. In case any one or more of the provisions, subsections, or sentences contained in this Agreement shall, for any reason, be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect the other provisions of this Agreement, and this Agreement shall be construed as if such invalid, illegal or unenforceable provision had never been contained herein. If moreover, any one or more of the provisions contained in this Agreement shall for any reason be held to be excessively broad as to duration, geographical scope, activity or subject, it shall be construed by limiting and reducing it, so as to be enforceable to the extent compatible with the applicable law as it shall then appear.

11.4 Successors and Assigns. This Agreement is for my benefit and the benefit of the Company, its successors, assigns, parent corporations, subsidiaries, affiliates, and purchasers, and will be binding upon my heirs, executors, administrators and other legal representatives.

11.5 Survival. The provisions of this Agreement shall survive the termination of my employment, regardless of the reason, and the assignment of this Agreement by the Company to any successor in interest or other assignee.

11.6 Employment At-Will. I agree and understand that nothing in this Agreement shall change my at-will employment status or confer any right with respect to continuation of employment by the Company, nor shall it interfere in any way with my right or the Company's right to terminate my employment at any time, with or without cause or advance notice.

11.7 Waiver. No waiver by the Company of any breach of this Agreement shall be a waiver of any preceding or succeeding breach. No waiver by the Company of any right under this Agreement shall be construed as a waiver of any other right. The Company shall not be required to give notice to enforce strict adherence to all terms of this Agreement.

11.8 Advice of Counsel. **I ACKNOWLEDGE THAT, IN EXECUTING THIS AGREEMENT, I HAVE HAD THE OPPORTUNITY TO SEEK THE ADVICE OF INDEPENDENT LEGAL COUNSEL, AND I HAVE READ AND UNDERSTOOD ALL OF THE TERMS AND PROVISIONS OF THIS AGREEMENT. THIS AGREEMENT SHALL NOT BE CONSTRUED AGAINST ANY PARTY BY REASON OF THE DRAFTING OR PREPARATION HEREOF.**

Entire Agreement. The obligations pursuant to Sections 1 of this Agreement shall apply to any time during which I was previously engaged, or am in the future engaged, by the Company as a consultant if no other agreement governs nondisclosure and assignment of inventions during such period. This Agreement is the final, complete and exclusive agreement of the parties with respect to the subject matter hereof and supersedes and merges all prior discussions between us. No modification of or amendment to this Agreement, nor any waiver of any rights under this Agreement, will be effective unless in writing and signed by the party to be charged. Any subsequent change or changes in my duties, salary or compensation will not affect the validity or scope of this Agreement.

oO.o. () progyny Smarter Fertility Benefits This Agreement shall be effective as of the first day of my provision of services to the Company. I HAVE READ THIS AGREEME (Signature) (Printed Name) 9/d.S/11 (Date) I;)...S I I AccEPrED AND AGREED To AS OF PROGYNY, INC.